UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 26, 2022
McKESSON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13252	94-3207296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6555 State Hwy 161
Irving, TX 75039
(Address of Principal Executive Offices, and Zip Code)
(972) 446-4800
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MCK	New York Stock Exchange
1.500% Notes due 2025	MCK25	New York Stock Exchange
1.625% Notes due 2026	MCK26	New York Stock Exchange
3.125% Notes due 2029	MCK29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Severance Policy for Executive Employees

On April 26, 2022, Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of McKesson Corporation (“Company”) adopted the Amended and Restated McKesson Corporation Severance Policy for Executive Employees (as so amended and restated, the “Executive Severance Policy”). The Executive Severance Policy provides for severance payments and benefits to eligible executive employees of the Company (including our named executive officers) in the event that the Company terminates the employment of an executive without “cause” (as defined in the Executive Severance Policy) under circumstances that (i) constitute or are reasonably expected to result in a “separation from service” (as defined in the Executive Severance Policy) and (ii) do not make the executive eligible for benefits under McKesson’s Change in Control Policy for Selected Executive Employees (together, a “Qualifying Termination”).

Upon a Qualifying Termination, an eligible executive will be entitled to a severance benefit equal to the lesser of (i) 12 months’ base salary plus one additional month for each year of service or (ii) 24 months’ base salary. All payments and benefits under the Executive Severance Policy are subject to the applicable executive’s timely execution and non-revocation of a release of claims in favor of the Company. Payments under the plan may be halted and recouped by the Company in the event of non-compliance with applicable restrictive covenants.

Amended and Restated Management Incentive Plan

On April 26, 2022, the Compensation Committee approved the Amended and Restated Management Incentive Plan (as so amended and restated, the “MIP”). The MIP was amended primarily to remove certain outdated references to Section 162(m) of the Internal Revenue Code (the “Code”) following amendments to Section 162(m) of the Code made by the Tax Cuts and Jobs Act in 2017. A summary of the material terms of the MIP is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on June 15, 2015 (the “Definitive Proxy Statement”). In addition, the Compensation Committee approved a new form Statement of Terms and Conditions under the MIP (“MIP STC”), effective for fiscal year 2023, to provide that a termination for “Severance” (which under the prior MIP STC included a termination that results in the payment of severance benefits under the Company’s broad-based severance plan, which does not cover our executive officers) will also include a termination that results in the payment of severance benefits under the Executive Severance Policy. The Severance benefit under the MIP STC is payment of the current fiscal year’s award based on actual performance, if the termination occurs on or after January 1 of the fiscal year.

Amendment of Outstanding Equity Awards under the McKesson Corporation 2013 Stock Plan (the “2013 Plan”)

On April 26, 2022, the Compensation Committee approved an amendment to the Statement of Terms and Conditions Applicable to Awards Pursuant to the 2013 Stock Plan (“2013 Plan STC”) applicable to outstanding awards under the 2013 Plan to provide that a termination for “Severance” (which under the prior 2013 Plan STC included a termination that results in the payment of severance benefits under the Company’s broad-based severance plan, which does not cover our executive officers) will also include a termination that results in the payment of severance benefits under the Executive Severance Policy. The “Severance” benefit under the 2013 Plan STC is six months of continued vesting eligibility, or retirement treatment for individuals eligible for “Normal Retirement” (as defined under the 2013 Plan STC) within six months after the termination. The Compensation Committee also intends for this amendment to apply to future awards under the 2013 Stock Plan and any successor plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 29, 2022

McKesson Corporation

By:	/s/ Lori A. Schechter
Lori A. Schechter
Executive Vice President, Chief Legal Officer
and General Counsel